Exhibit 99.1


                     CERTIFICATION OF FINANCIAL STATEMENTS

	Pursuant to 18 U.S.C. 63 1350, the President/Chief Executive Officer and the Finance Manager of Art's-Way Manufacturing Co., Inc. (the "Company"), hereby certify that this Form 10-Q and the financial statements thereto fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.


By:  /s/    John C. Breitung		      By:    /s/    Seth F. LaBore
            John C. Breitung	                          Seth F. LaBore
President and Chief Executive Officer     Finance Manager
July 14, 2003					July 14, 2003